As filed with the Securities and Exchange Commission on December 13, 1996.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        ADVANCED VOICE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                   62-1175379
                      (I.R.S. employer identification no.)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                 369 Lexington Avenue, New York, New York 10017
               (Address of principal executive offices) (Zip Code)

         1994 Incentive Stock Option and Stock Appreciation Rights Plan
                      1994 Non-Qualified Stock Option Plan
                            (Full title of the plans)

                             Gwyeth Smith, President
                        Advanced Voice Technologies, Inc.
                              369 Lexington Avenue
                            New York, New York 10017
                     (Name and address of agent for service)

                                 (212) 599-2062
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
==========================================================================
 Title of        Amount       Proposed       Proposed        Amount
securities        to be        maximum        maximum           of
   to be       registered      offering      aggregate     registration
registered         (1)        price per       offering         fee
                              share (2)      price (2)
--------------------------------------------------------------------------
Common Stock,  4,000,000       $1.6875      $6,750,000     $2,045.45
$.0001 par      shares
value
==========================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on December 6, 1996.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 4,000,000 shares of Common Stock, $.0001 par value, of Advanced Voice Technologies, Inc. (the "Company") that have been reserved for issuance under the Company's 1994 Incentive Stock Option and Appreciation Rights Plan and 1994 Non-Qualified Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 1995;

         (b) The Company's Quarterly Reports on Form 10-QSB and Form 10-QSB/A for the three month period ended March 31, 1996, Quarterly Reports on Form 10-QSB and Form 10-QSB/A for the three month period ended June 30, 1996, and Quarterly Report on Form 10-QSB for the three month period ended September 30, 1996;

         (c) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on February 2, 1995 from the Company's Registration Statement on Form SB-2 (SEC File No. 33-86202) initially filed with the Commission on November 9, 1994.

         In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Officers and Directors

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company does not currently have any liability insurance coverage for its officers and directors.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1*        Specimen stock certificate.

         5.1 Opinion of Sierchio & Albert, P.C., as to the legality of the shares being registered.

         23.1        Consent of Moore Stephens, P.C.

         23.2        Consent of Sierchio & Albert, P.C. (included in Exhibit
                     5.1).

         24.1        Power of Attorney (included in page II-6).

         99.1 The Company's 1994 Incentive Stock Option and Appreciation Rights Plan.

         99.2        The Company's 1994 Non-Qualified Stock Option Plan.

------------------
*Incorporated by reference from the Company's registration statement on Form SB-2 (SEC File No. 32-86202) initially filed with the Commission on November 9, 1994.

Item 9.  Undertakings

         (a) The Company hereby undertakes:

                     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 11, 1996.

                                  ADVANCED VOICE TECHNOLOGIES, INC.
                                  (Registrant)

                                  By: /s/ Gwyeth Smith
                                      --------------------------------------
                                          Gwyeth Smith, Chief
                                          Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gwyeth Smith and Nancy Shalek, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 11, 996 by the following persons in the capacities indicated.

Name                     Capacity

  /s/ Gwyeth Smith       Chief Executive Officer,
      Gwyeth Smith       President and Director
                         (Principal Executive Officer)

  /s/ Nancy Shalek       Chief  Financial Officer and
      Nancy Shalek       Chairman of the Board (Principal
                         Financial and Accounting Officer)

  /s/ Gregory Harper     Senior Vice-President and
      Gregory Harper     Director

  /s/ Clayton L. Akin    Secretary and Director
      Clayton L. Akin

DS1-309240